Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2023, with respect to our audits of Lion Group Holding Ltd. and its subsidiaries’ consolidated financial statements as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ UHY LLP

New York, New York

November 16, 2023